March 11, 1999



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:      Hibernia Corporation
         Current Report on Form 8-K
         Commission File No. 1-10294

Dear Sirs:

         Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

         Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, one such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

         Please call the undersigned at (504) 533-2831 if you have any questions concerning this filing.

                                   Very truly yours,

                                   /s/ Jan M. Macaluso

                                   Jan M. Macaluso
                                   Vice President

JMM/mch
Enclosure

cc:      John Keisel
         Ron E. Samford, Jr.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     March 11, 1999
                                                 -----------------
                                                     March 11, 1999



                              Hibernia Corporation
               (Exact name of issuer as specified in its charter)




 Louisiana                 1-10294           72-0724532
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 5.   Other Events.

         On March 11, 1999, Hibernia Corporation announced that first-quarter results will include merger-related expenses and an addition to its planned provision for possible loan losses.


                                  EXHIBIT INDEX

Exhibit                                                Page
Number              Description                        Number

28.42        News Release issued by the Registrant
               on March 11, 1999                         2


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HIBERNIA CORPORATION
                                 (Registrant)


Date:  March 11, 1999            By:  /s/ Marsha M. Gassan
                                     Marsha M. Gassan
                                     Senior Executive Vice President and
                                     Chief Financial Officer

EXHIBIT 28.42
Page 1


                              N E W S R E L E A S E


For IMMEDIATE Release March 11, 1999

MEDIA INQUIRES:
Jim Lestell - Senior  Vice President
and Manager, Corporate Communications
Office: (504) 533-5482; Home: (504) 488-8826
E-mail: jlestelle@hiberniabank.com

INVESTOR INQUIRIES:
Trisha Voltz--Vice President
and Manager, Investor Relations
Office: (504) 533-2180; Home: (504) 837-8287
E-mail: tvoltz@hiberniabank.com

                 MERGER- AND CREDIT-RELATED EXPENSES WILL IMPACT
                        HIBERNIA'S FIRST-QUARTER RESULTS

         NEW ORLEANS - Hibernia Corporation today announced that first-quarter results will include merger-related expenses and an addition to its planned provision for possible loan losses.
         Expenses associated with the March 8 closing of Hibernia's merger with MarTex Bancshares, Inc., are expected to total approximately $8 million. The transaction with MarTex, parent of First Service Bank, makes Hibernia No. 1 in Marshall, Texas, with a 38% deposit market share, anchoring an area in northeast Texas contiguous to the company's already-strong northwest Louisiana market.
         "In 1998, we resumed loan loss provisions with a $26 million expense, and our 1999 plan calls for us to more than double that amount," said President and CEO Stephen A. Hansel. "Hibernia is committed to recognizing and resolving credit-related problems rapidly, even when it comes at the expense of short-term earnings. We strongly believe that one of the best ways for us to keep the confidence of our stakeholders over time is to maintain soundness in terms of reserve coverage of problem loans, reserves to total loans, the nonperforming asset ratio and the leverage ratio."
         Hibernia planned a $12-million loan loss provision in the first quarter, to which it now expects to add $18 million, bringing the total first-quarter loan loss provision to $30 million. The increase is primarily related to one credit, which consists of unsecured loans to a large commercial customer which Hibernia has served with both lending and deposit services for more than 25 years and which recently filed for bankruptcy protection. Also affecting the provision is a loss on a loan made to a company that experienced internal fraud. That loan had been placed on nonaccrual status in the fourth quarter of 1998 and disposed of completely through sale and charge-off during the first quarter of this year, as planned.
         Hibernia expects to report first-quarter earnings per share assuming dilution that are approximately $0.10 lower than the $0.28 consensus estimate by analysts. This reduction consists of approximately $0.03 per share for the merger-related costs and approximately $0.07 per share for the additional provision.
         Looking ahead to additional March 31 results, Hansel said that nonperforming assets could be up as much as $25 million compared to year-end 1998. The reserve for possible loan losses as a percentage of total loans is projected to be 1.44%, compared to 1.28% at the end of 1998 and 1.39% at March 31, 1998. Reserves as a percentage of nonperforming loans are expected to total approximately 230%, compared to 319% at year-end 1998 and 425% at the end of the first quarter of 1998. Consistent with its policy, at year-end 1998, the company had no commercial loans 90 days or more past due that were not on nonaccrual status, and the company expects to continue to adhere to this policy.

         Among Hibernia's 20-bank peer group, the company's leverage ratio was in the top 40% at 8.58% for the first quarter of 1998 and at year-end 1998. At Feb. 28, 1999, it was 8.42% and is projected to remain strong this year.
         "Hibernia has generated faster deposit growth than loan growth so far this year by leveraging its superior distribution network and taking advantage of the turmoil created by the recent mergers of competitors," Hansel said. For the first two months of the year, growth in average deposits was 50% greater than growth in average loans, a reflection of the slowdown in loan growth that the company expected in 1999. "The net interest margin is expected to reflect this deposit growth as well as our investment in somewhat thinner-spread assets, which should improve net interest income but may reduce the margin somewhat from our fourth-quarter margin of 4.42%."
         Hibernia remains in a strong position to grow from its existing base. "With more than 20% deposit share in 28 of 34 Louisiana markets where we operate, we have real critical mass relative to competitors. Our specialized business lines - including treasury management, trust, brokerage, insurance and debit-card products - are helping to generate more noninterest income."
         Hansel believes the strong fee income growth produced in 1998 will continue in 1999. Results for the first quarter of 1999 will include a $1.7 million gain related to an investment in an energy mezzanine financing by the parent company.
         In 1998, Hibernia grew revenues faster than expenses, improving its tangible efficiency ratio to 55%. Hansel said expenses so far in 1999 are tracking plan. Efforts to further improve efficiency continue as the company works toward a new long-term goal of 50%.
         Following the completion of pending mergers, Hibernia would be a $15.1-billion-asset organization with 258 banking locations in 34 Louisiana parishes and 13 Texas counties. It would be either first, second or third in deposit share in 32 Louisiana parishes and six Texas counties. Hibernia's Louisiana markets represent approximately 82% of the state's population and 86% of its deposits. Its statewide Louisiana deposit share would be 21%.
         The company's common stock (HIB) is listed on the New York Stock Exchange. Hibernia news releases, product-and-service information and other useful data can be accessed through the company's Internet site at http://www.hiberniabank.com. Requests for information about Hibernia products and services can be e-mailed to mailus@hiberniabank.com.
                                      # # #

--------------------------------------------------------------------------------

         [Statements in this news release that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Hibernia's financial results is included in its filings with the Securities and Exchange Commission.]

--------------------------------------------------------------------------------